UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2018

Eagle Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	0-25923	52-2061461
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Number)

7830 Old Georgetown Road, Bethesda, Maryland  20814

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  301.986.1800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On February 27, 2018, the Company and its wholly owned subsidiary, EagleBank, entered into a First Amendment to Amended and Stated Employment Agreement with Ronald D. Paul, and EagleBank entered into a First Amendment to Amended and Restated Employment Agreements with the following named executive officers of the Company: Charles D. Levingston, Antonio F. Marquez, Susan G. Riel and Janice L. Williams.

Each of the amendments revises the method for reducing the amounts payable to the executive officer in the event that payments or benefits payable in the event of a change in control of the Company or upon termination of the executive officer’s employment constitute a parachute payment for purposes of Section 280G of the Internal Revenue Code of 1986, as amended, (the “Code”), to insure that such payments do not constitute “parachute payments,” and are not otherwise subject to excise taxes under the Code.  The amendment to Mr. Paul’s agreement also corrects an inadvertent error in cross referencing, clarifying that Mr. Paul is entitled to receive a Change in Control payment in the event that he terminates his employment within 12 months following a Change in Control where his title, duties or position (including compensation) have been materially reduced from those he had prior to the change in control.

The foregoing description of the terms of the amendments does not represent a complete description of all provisions of such amendments.  Except as modified by the amendments, each of the executive officers’ Amended and Restated Employment Agreements remain in full force and effect.  Copies of the amendments are attached as Exhibits 10.1 through 10.5 of this report.  The Company or Bank also entered into amendments to the Amended and Restated Employment Agreements of certain other executive officers, copies of which are included as Exhibits 10.6 and 10.7 to this report.

Item 9.01              Financial Statements and Exhibits

(d)  Exhibits.

Number	Description
10.1	First Amendment to Amended and Restated Employment Agreement dated as of January 31, 2017, between Eagle Bancorp, Inc., EagleBank and Ronald D. Paul
10.2	First Amendment to Amended and Restated Employment Agreement dated as of January 31, 2017, between EagleBank and Charles D. Levingston
10.3	First Amendment to Amended and Restated Employment Agreement dated as of January 31, 2017, between EagleBank and Antonio F. Marquez
10.4	First Amendment to Amended and Restated Employment Agreement dated as of January 31, 2017, between EagleBank and Susan G. Riel
10.5	First Amendment to Amended and Restated Employment Agreement dated as of January 31, 2017, between EagleBank and Janice L. Williams
10.6	First Amendment to Amended and Restated Employment Agreement dated as of January 31, 2017, between EagleBank and Laurence E. Bensignor
10.7	First Amendment to Amended and Restated Employment Agreement dated as of January 31, 2017, between EagleBank and Lindsey Rheaume

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BANCORP, INC.

By:	/s/ Ronald D. Paul
Ronald D. Paul, President, Chief Executive Officer

Dated: February 28, 2018